SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only
                                   (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              CENTER BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
          ----------------------------------------------------------------------
     (5)  Total fee paid:
          ----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
            --------------------------------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:
            --------------------------------------------------------------------
      (3)   Filing Party:
            --------------------------------------------------------------------
      (4)   Date Filed:
            --------------------------------------------------------------------

                              CENTER BANCORP, INC.

                             Corporate Headquarters
                               2455 Morris Avenue
                             Union, New Jersey 07083

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 13, 1999

To Our Shareholders:

          The Annual Meeting of Shareholders of Center Bancorp, Inc. (the "Corporation") will be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey on April 13, 199( at 7:00 p.m., for the following purposes:

         1. To elect three Class 3 directors, whose three year terms will expire in 2002.

         2. To vote upon a proposal to adopt the Center Bancorp 1999 Employee Stock Incentive Plan.

         3. To transact such other business as may properly come before the Annual Meeting.

          Only shareholders of record of the Corporation at the close of business on February 26, 1999 shall be entitled to notice of and to vote at the Annual Meeting. Each share of the Corporation's Common Stock is entitled to one vote.

          Please complete, sign, date and return the accompanying proxy in the enclosed postage paid envelope at your earliest convenience.

         You are cordially invited to attend the Meeting.

                                         By Order of the Board of Directors



                                         John J. Davis
                                         President and
                                         Chief Executive Officer

Dated:  March 12, 1999

                              CENTER BANCORP, INC.
                   2455 Morris Avenue, Union, New Jersey 07083

                                 PROXY STATEMENT

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Center Bancorp, Inc. (the "Corporation") of proxies to be used at the annual meeting of the shareholders of the Corporation to be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey at 7:00 p.m. on April 13, 1999, and any adjournments thereof (the "Annual Meeting"). Copies of this Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about March 12, 1999.

          Only shareholders of record at the close of business on February 26, 1999 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted on at the Annual Meeting.

          On the Record Date, there were 3,584,841 shares of common stock, no par value (the "Common Stock"), outstanding. An additional 450,488 shares are held by the Corporation as treasury stock.

          Any shareholder who executes the proxy referred to in this Proxy Statement may revoke such proxy at any time before it is exercised, but revocation is not effective unless a later dated signed proxy is submitted to the Corporation prior to the Annual Meeting, written notice of revocation is filed with the Secretary of the Corporation either prior to the Annual Meeting or while the Annual Meeting is in progress but prior to the voting of such proxy or the shares subject to such proxy are voted by written ballot at the Annual Meeting.

          All proxies properly executed and not revoked will be voted as specified. If a proxy is signed but no specification is given, the proxy will be voted in favor of the Board's nominees and in favor of the proposal to adopt the Center Bancorp 1999 Employee Stock Incentive Plan.

          The cost of soliciting proxies shall be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, officers and employees of the Corporation and/or its subsidiary may solicit proxies by telephone, telegraph or personal interview, with nominal expense to the Corporation. The Corporation will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy soliciting material to the beneficial owners of shares.

          The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. The election of directors will require the affirmative vote of a plurality of the Common Stock represented and entitled to vote at the Annual Meeting. All other matters submitted to shareholders at the Annual Meeting will require the affirmative vote of a majority of the votes cast at the Annual Meeting by shareholders represented and entitled to vote at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "for" or "against" will be counted. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

                              Election of Directors

          The By-Laws provide that the Board of Directors shall consist of not less than five nor more than twenty-five members, the exact number to be fixed and determined from time to time by resolution of the full Board of Directors or by resolution of the shareholders at any annual or special meeting. The Board of Directors has set the number of Directors to be eleven. The Corporation's Certificate of Incorporation provides that the Directors shall be divided into three classes, as nearly equal in number as possible, with each class elected on a staggered term basis, normally for a period of three years. Shorter terms are permitted when necessary in order to equalize the size of the classes. At the upcoming Annual Meeting, three directors in Class 3 will be elected for a three year term. The terms of the remaining directors in Class 1 and Class 2 will continue until 2001 and 2000, respectively.

          It is intended that the proxies solicited hereunder will be voted FOR (unless otherwise directed) the election of Robert L. Bischoff, Paul Lomakin, Jr. and Herbert Schiller for three year terms. The Corporation does not contemplate that any nominee will be unable to serve as a director for any reason. Each nominee has agreed to serve if elected. However, in the event that one or more of the nominees should be unable to stand for election, discretionary authority is reserved to cast votes for the election of a substitute or substitutes selected by the Board of Directors and all proxies eligible to be voted for the Board's nominees will be voted for such other person or persons. Each of the nominees are currently members of the Board of Directors of the Corporation and its subsidiary, Union Center National Bank (the "Bank").

          Each of the members of the Board of Directors of the Corporation (collectively, the "Directors") has served in their current occupations for at least the past five years. The Directors, as of February 1, 1999, according to information supplied by them, owned beneficially, directly or indirectly, the number of shares of Common Stock set forth opposite their respective names below. The Directors have served continuously as such since the dates when they first became Directors as set forth herein. The date appearing in parentheses opposite each director's name in the "Director Since" column below represents the year in which such Director became a director of the Bank. Each such Director presently serves as a Director of the Bank.

CLASS - 1   The  following  table sets forth  certain  information  with respect to each Director in Class 1. Each member of Class 1 has a term that will continue until 2001.


                                                                        Number of
                                                                        Shares of
                                                                      Common Stock
                                                                          Held
                                                                      Beneficially        Percent of
                                                       Director       Directly and       Outstanding         Other
     Name                Occupation           Age       Since          Indirectly           Shares       Directorships
     ----                ----------           ---       -----          ----------           ------       -------------

John J. Davis          President and Chief    56         1982           46,930(a)              1.31              - -
                       Executive Officer                (1982)
                       of the Corporation
                       and the Bank

Brenda Curtis          Executive Director,    57         1995           12,373(b)                .35             - -
                       American Cancer                  (1995)
                       Society, Union
                       County Unit

Donald G. Kein         Partner, Kein,         61         1982           74,138(c)              2.07              - -
                       Pollatschek &                    (1970)
                       Greenstein
                       (Attorneys)

Charles P.             Chairman of the        75         1982           35,070(d)               .98              - -
Woodward               Board of the                     (1970)
                       Corporation and
                       the Bank


----------------

(a) Direct-----------46,636
    Indirect------------294 (jointly with wife and children)

(b) Direct-----------12,349

(c) Direct-----------68,484
    Indirect----------3,292 (wife and children)
     Indirect------ 2,362 (trustee)

(d) Direct-----------35,070

CLASS - 2 The following table sets forth certain information with respect to each Director in Class 2. Each member of Class 2 has a term that will continue until 2000.


                                                                              Number of
                                                                              Shares of
                                                                             Common Stock
                                                                                 Held
                                                                             Beneficially       Percent of
                                                              Director       Directly and       Outstanding         Other
           Name                   Occupation          Age       Since         Indirectly          Shares        Directorships
           ----                   ----------          ---       -----         ----------          ------        -------------

Hugo Barth, III              Partner, Haeberle &       56       1982          39,379(a)            1.10              - -
                             Barth (Funeral                    (1977)
                             Director)


Alexander A. Bol             Owner, Alexander-          51      1994          21,090(b)             .59              - -
                             A. Bol A.I.A.                     (1994)
                             (Architectural Firm)



Stanley R. Sommer            Retired; formerly        77        1982          20,730(c)             .58              - -
                             President, Sommer,                (1972)
                             Inc. (Retail
                             Clothing)


William A. Thompson          Vice President,          41        1994          19,345(d)             .54              - -
                             Thompson & Co.                    (1994)
                             (Auto Parts
                             Distributor)

--------------------

(a) Direct-----------34,654
    Indirect----------4,725 (jointly with wife)

(b) Direct-----------21,090

(c) Direct-----------19,537
    Indirect----------1,193 (wife)

(d) Direct-----------17,666
    Indirect----------1,679 (wife)

CLASS 3 -  The  following  table sets forth  certain  information  with  respect to the Directors in Class 3 (each of whom has been nominated for a three year term).


                                                                         Number of
                                                                         Shares of
                                                                        Common Stock
                                                                            Held
                                                                        Beneficially       Percent of
                                                          Director      Directly and      Outstanding         Other
          Name                  Occupation        Age      Since         Indirectly          Shares       Directorships
          ----                  ----------        ---      -----         ----------          ------       -------------

Robert L. Bischoff         President               59       1992          23,067(a)            .64              --
                           Beer Import Co.                 (1992)

Paul Lomakin, Jr.          President               72       1982          87,525(b)           2.44              --
                           Winthrop Dev.                   (1977)
                           (Builder)

Herbert Schiller           President               63       1990          27,285(c)           .76               --
                           Foremost Mfg. Co.               (1990)
                           (Manufacturer)


---------------------

(a) Direct-----------22,325
    Indirect------------742 (wife)

(b) Direct-----------47,928
    Indirect---------39,597 (wife and children)

(d) Direct-----------27,285



          The shares set forth in the table above include the following number of shares subject to options exercisable by April 1, 1999: Mr. Barth, 8,384 shares; Mr. Bischoff, 14,884 shares; Mr. Bol, 14,884 shares; Ms. Curtis, 9,624 shares; Mr. Davis, 12,748 shares; Mr. Kein, 14,884 shares; Mr. Lomakin, 14,884 shares; Mr. Schiller, 14,884 shares; Mr. Sommer, 7,442 shares; Mr. Thompson, 12,729 shares; and Mr. Woodward, 14,884 shares.

         Anthony C. Weagley, the Company's Chief Financial Officer, beneficially owned 11,474 shares of Common Stock as of February 1, 1999, including 4,962 shares subject to options exercisable by April 1, 1999. Donald Bennettii, a Vice President of the Company, beneficially owned 1,573 shares of Common Stock as of February 1, 1999, including 495 shares subject to options exercisable by April 1, 1999. As of February 1, 1999 the total number of shares directly and beneficially owned by all Directors and executive officers of the Corporation

(17 persons) amounted to 407,032 shares or 11.36% of the common shares outstanding. In addition, as of February 1, 1999, the total number of shares directly and beneficially owned by officers of the Bank (and not the Corporation) amounted to 2,352 shares or .06% of the common shares outstanding.

          There are no fees paid to any Director of the Corporation for any meeting of the Board of Directors or its committees or committee meetings of the Bank's Board of Directors. All directors of the Bank who are not officers of the Bank receive a $7,000 annual retainer and $450 for each meeting of the Board of Directors of the Bank attended. Pursuant to the Corporation's 1993 Outside Director Stock Option Plan, each non-employee director has received a stock option covering 14,884 shares of Common Stock. These options are exercisable in three installments, commencing one year after the date of grant, at a per share exercise price equal to the fair market value of one share of Common Stock on the date of grant.

          Effective July 1, 1998, the Board of Directors adopted the Union Center National Bank Directors' Retirement Plan (the "Directors' Retirement Plan"). Under the Directors' Retirement Plan, each non-employee director of the Board who completes at least 15 years of service as a member of the Board (including service on the Board prior to July 1, 1998), and who retires from the Board on or after May 1, 2000 and after having attained age 70, will be paid an annual retirement benefit of $8,500, payable monthly, commencing on his or her date of retirement and continuing for 180 payments. In the event that a director dies before receiving his or her entire benefit, the balance of such benefit will continue to be paid to the director's surviving spouse until the earlier of such spouse's death or the payment of all 180 such monthly installments. The Directors' Retirement Plan is unfunded; that is, all benefits due thereunder are payable from the Bank's general assets. The Bank may, however, establish a trust or similar arrangement for the purpose of accumulating the amounts needed to provide such benefits.

          There is no family relationship, by blood, marriage or adoption, between any of the foregoing Directors and any other officer, director or employee of the Corporation or the Bank.

          The Corporation has no standing nominating committee or compensation committee of the Board of Directors. Matters within the jurisdiction of these committees are considered by the entire Board of Directors of the Corporation. The Board's Audit Committee consists of Mr. Bischoff, (Chairman), Ms. Curtis and Messrs. Barth, Sommer, Thompson and Woodward. The Audit Committee has responsibility for monitoring the Corporation's financial reporting systems, reviewing the Corporation's financial statements and supervising the relationship between the Corporation and its independent accountants. During 1998, the Audit Committee met four times and the Board of Directors met 13 times. All directors attended more than 75% of the Board and committee meetings that they were required to attend.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

          The following table sets forth, for the years ended December 31, 1996, 1997 and 1998, the annual and long-term compensation of the Corporation's Chief Executive Officer and its other executive officers who had annual compensation (salary plus bonus) of $100,000 or more during 1998.


                                            SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                          Compensation
                                                                                          ------------
                                                                Annual                    Common Shares               All
        Name and                                             Compensation                   Subject to               Other
   Principal Position         Year         Salary        Bonus(A)      Other (B)          Options Granted          Compensation(C)
   ------------------         ----         ------        ------        ------              ---------------          ------------


John J. Davis                 1998          $229,430    $  50,000       $ 19,040                 -                   $ 6,300
President and Chief           1997           222,116            0         20,023                 -                     6,000
Executive Officer             1996           209,071       50,445         19,221                 -                     5,450
of the Corporation
and the Bank

Anthony C. Weagley            1998          $104,944      $15,550       $ 12,015                 -                   $ 2,913
Vice President and            1997            98,880            0          9,373                 -                     2,775
Treasurer of the              1996            89,640       10,625          6,741                 -                     2,250
Corporation and
Sr. Vice President and
Cashier of the Bank

Donald Bennetti               1998            94,029       14,500         10,512                -                        293
Vice President of the         1997            89,430            0          8,611                -                      1,560
Corporation and Senior Vice   1996            73,521       10,200          8,044                -                      1,360
President of the Bank


-----------------
(A) The Corporation adopted the Achievement Incentive Plan (the "AIP"), effective as of January 1, 1995. Incentive compensation was not payable under the AIP with respect to performance during 1997.

(B) For Mr. Davis, represents the cost to the Corporation of supplying an automobile to Mr. Davis ($16,078 in 1998, $15,975 in 1997 and $15,921 in
      1996) and payments made on Mr. Davis' behalf with respect to his personal use of a country club membership. For Mr. Weagley, represents the cost to the Corporation of supplying an automobile to Mr. Weagley ($ 12,015 in 1998, $ 9,373 in 1997 and $6,741 in 1996). For Mr. Bennetti, represents the cost to the Corporation of supplying an automobile to Mr. Bennetti ($10,512 in 1998, $8,611 in 1997 and $8,044 in 1996).

(C) Represents contributions made to the Corporation's 401(k) plan on behalf of Messrs. Davis, Weagley and Bennetti, representing 50% of their contributions up to 6% of gross compensation.

Stock Options

          No options were granted to Mr. Davis, Mr. Weagley or Mr. Bennetti (the "Named Officers") during 1998. The following table provides data regarding the options exercised by the Named Officers during 1998 (reflecting the number of shares acquired and the difference between the value of the shares on the exercise date and the option exercise price) and the number of shares covered by both exercisable and non-exercisable stock options held by the Named Officers at December 31, 1998. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of the Named Officers' options and $17.06, the average of the high bid price and low asked price for the Common Stock on December 31, 1998.

               AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUES

                                                                       Number of                    Value of
                                                                       securities underlying        unexercised
                                                                       unexercised                  in-the-money
                                                                       options/SARs at              options/SARs at
                                                                       fiscal year-end              fiscal year-end
                                                                             (#)                            ($)
                                    Shares
                                  acquired on             Value                Exercisable/          Exercisable/
        Name                      exercise (#)          Realized ($)          Unexercisable          Unexercisable

John J. Davis                       2,136                 8,405                12,748/0                59,490/0
Anthony C. Weagley                    --                   --                   4,962/0                23,156/0
Donald Bennetti                     1,986                11,383                   495/0                 2,310/0


Pension Plan

          The Bank maintains a defined benefit pension plan (the "Pension Plan") for the benefit of its eligible employees. Monthly normal retirement benefits are computed at the rate of 44% of final average earnings, reduced proportionately for the participant's credited benefit years less than 25. "Final average earnings" is the average monthly W-2 compensation which is paid to participants by the Bank during the last 60 calendar months of their credited benefit service (essentially equivalent to "Salary" in the Summary Compensation Table set forth above). The benefits shown are not subject to deduction for Social Security or other offset amounts.

          The following table sets forth the annual benefits which an eligible employee would receive under the Pension Plan upon retirement at age 65 based on the indicated assumptions as to average annual earnings and years of service. The table also reflects benefits under the Corporation's Supplemental Executive Retirement Plans, which became effective on January 1, 1995. The amounts shown reflect a 10 year certain and life annuity benefit rather than the joint and 50% survivor annuity benefit required by the Employee Retirement Income Security Act of 1974 as the normal form of benefit for a married employee. The number of benefit years for Mr. Davis is 21, the number of benefit years for Mr. Weagley is 12 and the number of benefit years for Mr. Bennetti is 8.



         Average Annual
          Earnings for
         60 Consecutive                    10                  15                    20                     25*
          Months Prior                  Benefit              Benefit               Benefit                Benefit
         to Retirement                   Years                Years                 Years                  Years
          --------------                ---------           --------               -------                --------

           $  40,000                     7,040              10,560                 $14,080                 $17,600
              60,000                    10,560              15,840                  21,120                  26,400
              80,000                    14,080              21,120                  28,160                  35,200
             100,000                    17,600              26,400                  35,200                  44,000
             120,000                    21,120              31,680                  42,240                  52,800
             140,000                    24,640              36,690                  49,280                  61,600
             150,000*                   26,400              39,600                  52,800                  66,000

*  Maximum


Other Benefit Plans

          During 1994, the Corporation implemented certain new employee benefit plans, effective as of January 1, 1995, including two Supplemental Executive Retirement Plans ("SERPS"). The SERPS, as well as a trust arrangement entered into during 1997, are described below under the caption "Board Report on Executive Compensation."

Employment Agreements

          John J. Davis entered into an employment agreement with the Corporation and the Bank, dated as of August 1, 1992. Effective September 1, 1995, the employment agreement was amended and restated in its entirety. As amended, the employment agreement provides for Mr. Davis' employment as President and Chief Executive Officer of the Corporation and the Bank for a term that expires in 2000, subject to renewal provisions that, in effect, assure Mr. Davis of at least three years' notice of termination in the absence of a "Change in Control Event" (as defined) and five years' notice of termination in connection with a Change in Control Event. Mr. Davis' salary rate currently is $235,000 per annum. In subsequent years, Mr. Davis is to receive his salary for the immediately preceding 12 month period plus such salary increment as shall be determined by the Executive Compensation Committee of the Bank's Board of Directors, with reference to the Bank's salary guide. The employment agreement also provides that Mr. Davis will receive benefits and perquisites appropriate to his position.

          Mr. Davis has the right under the employment agreement to resign with "Good Reason," which is defined in the agreement to include certain Change in Control Events which, in turn, are defined as the acquisition by a third party of a majority of the voting stock or substantially all of the assets of the Corporation or the Bank or a change in the composition of the Board of Directors such that a majority of the members of the Board as of the date of the agreement no longer serve on the Board. Upon termination for Good Reason, the employment agreement provides that Mr. Davis will be entitled to receive a severance allowance equal to his regular compensation for the duration of the term of the agreement, an amount equal to the largest bonus received by Mr. Davis under the AIP, multiplied by the number of years remaining in the term of his employment agreement, benefits comparable to the benefits that Mr. Davis would have received under certain benefit plans maintained by the Corporation and the Bank and acceleration of all unvested stock options. Mr. Davis would be entitled to comparable benefits if the Bank and the Corporation were to terminate his employment without cause.

          Anthony C. Weagley and Donald Bennetti entered into employment agreements with the Corporation and the Bank, dated as of January 1, 1996. Mr. Weagley's agreement provides for his employment as Senior Vice President and Cashier of the Bank and Vice President and Treasurer of the Corporation for an initial term that was completed on December 31, 1998, subject to renewal provisions that, in effect, assure Mr. Weagley of at least two years' notice of termination in the absence of a Change in Control Event and three years' notice of termination in connection with a Change in Control Event. Mr. Bennetti's agreement provides for his employment as a Vice President of the Bank for an initial term that was completed on December 31, 1998, subject to renewal provisions that, in effect, assure Mr. Bennetti of at least two years' notice of termination in the absence of a Change in Control Event and three years' notice of termination in connection with a Change in Control Event. Mr. Weagley's salary rate currently is $104,000 per annum and Mr. Bennetti's salary rate currently is $95,000. In subsequent years, Mr. Weagley and Mr. Bennetti are to receive their salary for the immediately preceding 12 month period plus such salary increment as shall be determined by the Executive Compensation Committee of the Bank's Board of Directors, with reference to the Bank's salary guide. The employment agreements also provide that Mr. Weagley and Mr. Bennetti will receive certain benefits and perquisites appropriate to their positions.

          Both Mr. Weagley and Mr. Bennetti have the right under their employment agreements to resign with "Good Reason", which is defined in a manner similar to the definition in Mr. Davis' contract. Upon termination for Good Reason, the employment agreements provide that Mr. Weagley and Mr. Bennetti will be entitled to receive a severance allowance equal to their regular compensation for the duration of the term of the agreement, an amount equal to the largest bonus received by them under the AIP, multiplied by the number of years remaining in the term of their employment agreements, benefits comparable to the benefits that they would have received under certain benefit plans maintained by the Corporation and the Bank and acceleration of all unvested stock options. Mr. Weagley and Mr. Bennetti would be entitled to comparable benefits if the Bank and the Corporation were to terminate their employment without cause.

          The employment agreements for Messrs. Davis, Weagley and Bennetti contain "gross up" provisions which provide for additional compensation in the event that any benefits payable to them pursuant to their employment agreements are subject to certain excise taxes imposed by the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

          The Board of Directors did not maintain a Compensation Committee during 1998. Accordingly, compensation decisions were made by the entire Board of Directors. During 1998, the following individuals served on the Board for all or a portion of the year: Alexander A. Bol, Hugo Barth III, Robert L. Bischoff, Brenda Curtis, John J. Davis, Donald G. Kein, Paul Lomakin, Jr., Herbert Schiller, Stanley R. Sommer, William A. Thompson and Charles P. Woodward. Of the persons named, only Mr. Davis has served as an officer and/or employee of the Corporation or the Bank. Mr. Davis participates in Board determinations regarding compensation of all employees other than himself.

          Directors Hugo Barth III, Robert L. Bischoff, Alexander A. Bol, Brenda Curtis, John J. Davis, Donald G. Kein, Paul Lomakin, Jr., Herbert Schiller, Stanley R. Sommer, William A. Thompson and Charles P. Woodward and certain of the Corporation's officers and their associates are and have been customers of the Bank and have had transactions with the Bank in the ordinary course of business during 1998. All such transactions with these directors and officers of the Corporation and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time of such transactions for other persons and did not involve more than a normal risk of collectibility or present other unfavorable features.

          During 1998, a partnership of which Director Donald G. Kein was a partner rendered legal services to the Corporation and/or the Bank in the normal course of business. The aggregate fees amounted to approximately $99,524. Such firm has rendered and will continue to render legal services to the Corporation and/or the Bank in 1999. The cost of such services was reasonable and comparable to the cost of obtaining similar services elsewhere in the market place.

          For information regarding a trust arrangement entered into with respect to Mr. Davis, see the "Board Report on Executive Compensation" below.

Board Report on Executive Compensation

          Pursuant to rules adopted by the SEC to enhance disclosure of corporate policies regarding executive compensation, the Corporation has set forth below a report of its Board regarding compensation policies as they affect Mr. Davis and the other executive officers of the Corporation.

Overview

         The Board of Directors  views  compensation  of  executive  officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit. The current compensation element focuses upon the executive officer's salary and is designed to provide appropriate reimbursement for services rendered. Historically, the Corporation's standard benefit package was limited to the Pension Plan and health insurance. In 1995, the Board provided for these benefits to be supplemented in certain circumstances. The long-term benefit element has primarily been reflected in the grants of stock options to specific executive officers.

          The employment agreement entered into with John J. Davis has enabled the Board to tie annual compensation to Mr. Davis' and the Corporation's performance. Initially, the agreement provided for a base salary of $130,000 per annum. Base salary in subsequent years has been left to the discretion of the Board of Directors, subject to the restriction that base salary may not be reduced during the term of the agreement. In subsequent years, Mr. Davis' salary has been increased to $235,000 per year. Subject to contractual minimums in the case of those executives (such as Mr. Weagley and Mr. Bennetti) who have entered into employment agreements with the Corporation, the salary levels of the other executive officers are set annually by the Board of Directors, with a recommendation by Mr. Davis.

          The Board has concluded that it is important to provide Mr. Davis, Mr. Weagley, Mr. Bennetti and certain other executives with employment protections. Mr. Davis' employment agreement contains an "evergreen" clause which, in effect, assures him that he will receive three years notice of any decision to terminate his agreement. Mr. Weagley's agreement assures Mr. Weagley, and Mr. Bennetti's employment agreement assures Mr. Bennetti, that he will receive two years notice of any decision to terminate his agreement.

Specific Elements of Compensation

          The Board has sought to structure executive compensation as a "pay-for-performance" compensation policy. The elements of that policy are as follows:

          (a) Salary. While consolidation within the banking industry has created a substantial supply of qualified executives, the Board believes that it is important for the Bank to retain a competitive salary structure. In late 1994, the Board approved new salary guidelines for the Bank's officers. In accordance with those guidelines, Mr. Davis' current salary of $235,000 was increased to that level in January 1999.

          (b) Incentive Compensation. The AIP is designed to correlate compensation to performance in a manner designed to provide meaningful incentives for Bank officers in general. Under the terms of the AIP, Bank officers were eligible to receive incentive pay for performance in 1998. For Mr. Davis, performance goals relate solely to the performance of the Corporation. For all other participants, goals relate both to individual performance and the Corporation's performance.

          (c) Benefit Plans. In addition to benefits provided under the Pension Plan and under standard medical insurance plans, the Corporation furnishes the following plan benefits to executive officers:

               (i) 401(k). The Corporation has implemented a company-wide 401(k) plan designed to provide an overall benefit to all full-time employees who are at least 21 years old and have at least one year of service. Under this Plan, the Corporation matches 50% of employee contributions up to 6% of gross compensation. The match for Mr. Davis during 1998 was $6,300.

               (ii) SERPs. The Corporation has established two Supplemental Executive Retirement Plans ("SERPs") designed to provide benefits lost to senior management as a result of federal legislation reducing and/or limiting retirement benefits available from the Corporation's Pension Plan and 401(k) plan. Costs to the Corporation for the replacement benefits are similar to the reduction in qualified retirement plan costs which otherwise would be provided by those plans but for the federal legislation. To date, Mr. Davis is the only employee designated for participation in the SERPs. To set aside funds to help meet its obligations under the SERPs, the Bank established a trust as of July 1, 1997 (the "Trust"). The Bank expects to contribute funds to the Trust from time to time. The Trust funds, which are subject to the claims of the Bank's creditors in certain circumstances, will be held in the Trust until paid to plan participants and their beneficiaries in accordance with the terms of the SERPs.

               (iii) Split Dollar Life Insurance. The Board has implemented a split dollar life insurance program for Mr. Davis and other senior bank officers under the age of 60. This plan is designed to reduce the costs to the Corporation of providing death benefit coverage to such officers, while providing enhanced benefits at retirement (projected to be 3.5 times salary less $50,000 remaining in a group term plan) and reduced income tax to the participants on the coverage provided.

          (d) Stock Options. From time to time, the Board has granted stock options to Mr. Davis and other executive officers. Such options have been granted at an exercise price equal to the then current market price of the Common Stock. The value of such options thus correlates directly with the market performance of the Common Stock. Information regarding Mr. Davis', Mr. Weagley's and Mr. Bennetti's options is presented elsewhere herein.

          The Board has proposed that the Corporation's stockholders adopt a new stock incentive plan, as described in "Proposal Two" below. The Board's rationale for proposing this new plan is described in "Proposal Two" below as well.

          The Board believes that an appropriate compensation program can help in achieving shareholder performance goals if its program reflects an appropriate balance between providing rewards to key employees while at the same time effectively controlling cash compensation costs. The Board believes that its compensation program is consistent with, and should help to achieve, those objectives.

         By:  The Board of Directors

Hugo Barth III                     Donald. G. Kein           Stanley R. Sommer
Robert L. Bischoff                 John J. Davis             William A. Thompson
Alexander A. Bol                   Paul Lomakin, Jr.         Charles P. Woodward
Brenda Curtis                      Herbert Schiller

Stockholder Return Comparison

          Set forth below is a line graph presentation comparing the cumulative stockholder return on the Corporation's Common Stock, on a dividend reinvested basis, against the cumulative total returns of the Standard & Poor's 500 Stock Index and the Media General Industry Group Index-Middle-Atlantic Banks for the period from January 1, 1994 through December 31, 1998.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG CENTER BANCORP, INC.,
          THE S&P 500 INDEX AND THE MEDIA GENERAL INDUSTRY GROUP INDEX





                                                  Measurement Period (Fiscal Year Ending
                                                                 December 31)
                                         1994        1995         1996        1997        1998

Center Bancorp, Inc.                    88.49       92.45        97.39      119.47      134.67

Media General Industry
Group Index - Middle
Atlantic Banks                          99.03      145.75       194.71      317.56      349.55

S&P 500 Index                          101.32      139.40       171.41      228.59      293.92



                    ASSUMES $100 INVESTED ON JANUARY 1, 1994

                    PROPOSAL TWO - 1999 STOCK INCENTIVE PLAN

                             PROPOSAL TO APPROVE THE
                       1999 EMPLOYEE STOCK INCENTIVE PLAN

General

          On October 8, 1998, the Board of Directors of the Company adopted the Center Bancorp Inc. 1999 Employee Stock Incentive Plan (the "1999 Plan"), subject to approval by the Company's shareholders at the Annual Meeting. The Board recommends that shareholders of the Company approve the 1999 Plan. The Board believes that the 1999 Plan will attract qualified employees and encourage existing employees to acquire a proprietary interest in the Company, to continue their employment with the Company and its subsidiaries and to render superior performance during their period of employment. In addition, the Board adopted the 1999 Plan because the number of shares of the Company's Common Stock, no par value ("Shares"), remaining available for option grants under the Center Bancorp Inc. 1993 Employee Stock Option Plan (the "1993 Plan") was deemed to be inadequate. The number of Shares available for future grants under the 1993 Plan as of February 26, 1999 was 225,735 Shares, representing less than 6.3% of all outstanding Shares. The 1999 Plan is designed to enable the Company to grant stock options ("Options") and restricted stock awards ("Restricted Stock Awards") (collectively, "Incentives") to employees of the Company and its subsidiaries.

          The following is a summary of certain terms of the 1999 Plan, the full text of which is available to shareholders upon written request made to the Chief Financial Officer of the Company at its corporate headquarters. Although the principal features of the 1999 Plan are summarized below, the following is only a summary and is qualified in its entirety by reference to the complete text of the 1999 Plan. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the 1999 Plan.

Shares Issuable Under the 1999 Plan

          An aggregate of 179,000 shares of the Company's Common Stock are authorized for issuance under the 1999 Plan, which amount will be proportionately adjusted in the event of certain changes in the Company's capitalization, a merger, or a similar transaction. Such shares may be treasury shares or newly issued shares or a combination thereof. If any Options granted under the 1999 Plan expire or terminate for any reason before they have been exercised, or any Restricted Stock Awards are forfeited, the Shares subject to those Options or Awards will again be available for issuance under the 1999
Plan. The number of Shares available for Incentives and the number of Shares covered by outstanding Incentives under the 1999 Plan will be adjusted equitably for any stock splits, stock dividends, recapitalizations, mergers and other similar changes in the Company's capital stock. Comparable changes will be made in the exercise price or base price of outstanding Incentives.

Administration

          The 1999 Plan will be administered by a committee (the "Committee"), appointed by the Board of Directors of the Company (the "Board"), consisting solely of two or more members of the Board who are "outside directors" as defined in regulations of the Internal Revenue Service promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will have full authority to (i) administer the 1999 Plan, (ii) determine the eligible individuals who will receive Incentives, (iii) set the terms, conditions and restrictions of Incentives, (iv) prescribe the form of agreements pertaining to Incentives, (v) interpret the 1999 Plan, (vi) establish rules and regulations relating to the 1999 Plan and its functions thereunder, and (vii) accelerate the date on which any previously granted Incentives may vest or become exercisable.

Eligibility

          All employees of the Company and its subsidiaries are eligible for selection by the Committee to participate in the 1999 Plan. Non-employee directors and non-employee officers are not eligible to receive any benefits under the 1999 Plan. The Company has not yet determined the number of executive officers or employees who may be granted Incentives under the 1999 Plan.

Terms and Conditions of Options

     Types of Stock Options.

          An award of Options may consist of either Nonqualified Options or Incentive Options. Incentive Options are designed to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The determination of whether a particular Option granted under the 1999 Plan will be an Incentive Option or a Nonqualified Option will be made by the Committee at the time of grant. The maximum number of Shares covered by Options which may be granted under the 1999 Plan to any one participant in any one calendar year is 100,000 Shares.

     Exercise Price

          An Option entitles the participant to acquire a specified number of Shares at a predetermined exercise price. The exercise price of an Incentive Option cannot be less than the "fair market value" of a Share on the date of grant. However, Incentive Options granted to a person who owns more than 10% of the combined voting power of all classes of the Company's capital stock on the date of grant (a "Ten Percent Shareholder") cannot be issued at an exercise price of less than 110% of "fair market value". Under the 1999 Plan, the exercise price of a Nonqualified Option will be equal to the "fair market value" of a Share on the date of grant.

         For purposes of the 1999 Plan, the term "fair market value" means, generally, the average of (i) the highest sale price of Shares as reported on the "Applicable Market" on the valuation date, and (ii) the lowest sale price of Shares as reported on the "Applicable Market" on the valuation date. The

"Applicable Market" means the National Market System of Nasdaq. If, however, Shares are instead traded on a national securities exchange, the "Applicable Market" will mean such national securities exchange. If Shares are not publicly traded an any "Applicable Market" on the applicable valuation date, "fair market value" will be determined by the Committee. All references in this summary description of the 1999 Plan to the term "fair market value" contemplate this definition of fair market value.

     Payment

          The exercise price of an Option is payable in full at the time of exercise. Payment is to be made (i) in cash or by check, (ii) if permitted by the Committee, by a tender of Shares having a "fair market value" on the date of exercise equal to the exercise price of the Option, or (iii) if permitted by the Committee, a combination of (i) and (ii). In addition, the Committee may authorize a "cashless exercise" procedure that affords participants the opportunity to sell immediately some or all of the Shares underlying the exercised portion of an Option in order to generate sufficient cash to pay the exercise price and/or to satisfy withholding tax obligations related to the Option.

     Term

          No Option may be granted under the 1999 Plan after April 13, 2009. Furthermore, no Options may be exercised more than ten years after the date of grant. In addition, an Incentive Option granted to a Ten Percent Shareholder will expire no later than five years after the date such Option is granted.

     Vesting

          Options will become exercisable at such time or times and in such number during its term as the Committee shall determine at the time of grant. However, if the Company should adopt a plan of reorganization pursuant to which
(i) it will merge into, consolidate with, or sell substantially all of its assets to, any other entity, or (ii) any other entity will merge into the Company in a transaction in which the Company will become a wholly-owned subsidiary of another entity, or if the Company should adopt a plan of liquidation, all Options will thereupon become fully exercisable and the Company may require in such event (w) that such Options be exercised within thirty days,
(x) if the event is a merger or consolidation in which shareholders of the Company receive shares of another corporation, that option holders (hereafter referred to as "Optionees") agree to convert their Options into comparable options to acquire such shares, or (y) if the event is a merger or consolidation in which shareholders of the Company receive cash or other property, that Optionees agree to convert their Options into such consideration, or (z) that Options be surrendered.

          The aggregate fair market value of an Optionee's Incentive Options that first become exercisable in any one calendar year (under the 1999 Plan and any other Company plan) cannot exceed $100,000.

          Upon termination of an Optionee's employment or association with the Company for any reason before an Option has vested in full, then the unvested portion of the Options will automatically terminate. After the date on which an Option vests, if the Optionee's employment or association with the Company is terminated for any reason, the Option shall be exercisable for the lesser of (i) three months from the date of such termination, or (ii) the balance of such Option's term; except that if the Optionee terminated employment with the Company due to death or disability, the Option may be exercised by the Optionee, or, in the case of the Optionee's death, his heirs, legatees or personal representatives, within a period equal to the lesser of twelve months after the date of such termination or the termination date of the Option.

Restricted Stock Awards

          The 1999 Plan authorizes the Committee to grant Restricted Stock Awards. A Restricted Stock Award is an award of Shares that is accompanied by restrictions which may relate to continuing employment with the Company, performance or such other factors as the Committee may determine at the time of grant. The Committee will also determine the price, if any, which a participant must pay (in cash or, at the discretion of the Committee, in Shares or a combination of cash and Shares) in order to receive the Shares covered by the Restricted Stock Award. Shares issued pursuant to a Restricted Stock Award will be held by the Company pending the satisfaction of all restrictions. Recipients of Restricted Stock Awards are entitled to exercise voting rights and receive dividends, if any, with respect to the Shares that are the subject of such Restricted Stock Awards.

Assignment

          Incentive Options granted under the 1999 Plan generally are not assignable or transferable other than by will or the laws of descent and distribution. With the consent of the Committee, other Incentives may be transferred by a participant to his or her immediate family members or to trusts established exclusively for the benefit of such family members. In the event of any such transfer, termination and forfeiture provisions will continue to be based upon the employment of the participant who was initially granted the Incentive under the 1999 Plan.

Termination, Amendment and Modification

          The Board may amend, suspend or terminate the 1999 Plan at any time as it deems advisable, except that no such amendment, suspension or termination may adversely affect a participant's rights with respect to previously granted Incentives without his or her consent.

Federal Income Tax Consequences

          BECAUSE OF THE COMPLEXITY OF THE FEDERAL INCOME TAX LAWS AND THE APPLICATION OF VARIOUS STATE INCOME TAX LAWS, THE FOLLOWING DISCUSSION OF TAX CONSEQUENCES IS GENERAL IN NATURE AND RELATES SOLELY TO FEDERAL INCOME TAX MATTERS. PARTICIPANTS IN THE 1999 PLAN ARE ADVISED TO CONSULT THEIR OWN PERSONAL TAX ADVISORS. IN ADDITION, THE FOLLOWING SUMMARY IS BASED UPON AN ANALYSIS OF THE INTERNAL REVENUE CODE AS CURRENTLY IN EFFECT, EXISTING LAWS, JUDICIAL

DECISIONS, ADMINISTRATIVE RULINGS, REGULATIONS AND PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE.

         Nonqualified Options. The grant of a Nonqualified Option will not result in the recognition of taxable income by the participant or in a deduction to the Company. Upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and a tax deduction is allowable equal to the amount of such income (subject to the satisfaction of certain conditions under Section 162(m) of the Code; see "Limitations on the Company's Compensation Deduction" below). Gain or loss upon a subsequent sale of any the Shares received upon the exercise of a Nonqualified Option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). Certain additional rules apply if the exercise price for an Option is paid in Shares previously owned by the participant.

         Incentive Options. Upon the grant or exercise of an incentive stock option within the meaning of Section 422 of the Code, no income will be realized by the participant for federal income tax purposes and the Company will not be entitled to any deduction. However, the excess of the fair market value of the Shares received upon, and as of the date, of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the Shares received upon exercise are not disposed of within the one-year period beginning on the date of the transfer of such shares to the participant, nor within the two-year period beginning on the date of grant of the Option, any profit realized by the participant upon the disposition of such Shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. If such Shares are disposed of within the one-year period from the date of transfer of such Shares to the participant or within the two-year period from the date of grant of the Option, the excess of the fair market value of the Shares upon the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income of the participant at the time of disposition, and a corresponding deduction will be allowed the Company. Certain additional rules apply if the exercise price for an Option is paid in Shares previously owned by the participant. If an Option intended to qualify as an incentive stock option under
Section 422 of the Code is exercised by a person who was not continually employed by the Company or certain of its affiliates from the date of grant of such Option to a date not more than three months prior to such exercise (or one year if such person is disabled), then such Option will not qualify as an incentive stock option and will instead be taxed as a Nonqualified Option, as described above.

         Restricted Stock Awards. A participant who is awarded a Restricted Stock Award will not be taxed at the time of award unless the participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the Shares comprising the Restricted Stock Award, the participant will be taxed at ordinary income tax rates on the then fair market value of the Shares and a corresponding deduction will be allowable (subject to the satisfaction of certain conditions under

Section 162(m) of the Code). In such case, the participant's basis in the Shares will be equal to the ordinary income so recognized. Upon subsequent disposition of such Shares, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

          Pursuant to Section 83(b) of the Code, the participant may elect within 30 days of receipt of a Restricted Stock Award to be taxed at ordinary income tax rates on the fair market value of the Shares comprising such Restricted Stock Award at the time of award (determined without regard to any restrictions which may lapse). In that case, the participant will acquire a basis in such Shares equal to the ordinary income recognized by the participant at the time of award. No tax will be payable upon lapse or release of the restrictions or at the time the Shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of the Shares with respect to which a participant previously made a Section 83(b) election, the participant will not be entitled to a loss deduction.

          Persons Subject to Liability Under Section 16(b) of the Exchange Act. Special rules apply under the Code which may delay the timing and alter the amount of income recognized with respect to Awards granted to persons subject to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such persons include directors, "officers" (as defined under Section 16 of the Exchange Act) and holders of more than 10% of the Company's outstanding Shares.

          Limitations on the Company's Compensation Deduction. Section 162(m) of the Code may limit the deductions which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that such compensation paid to such officers in any year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's shareholders and meets certain other criteria. While the 1999 Plan has been designed to permit compliance with Section 162(m), no assurance can be given that all compensation derived by covered executives from the 1999 Plan will be exempt under Section 162(m).

  The Board of Directors recommends that the shareholders approve Proposal Two.

                         INDEPENDENT PUBLIC ACCOUNTANTS

          The Corporation and the Bank have appointed KPMG their independent auditors to perform the function of independent public auditors for fiscal year 1999.

          Representatives of KPMG are expected to attend the Annual Meeting and will be available to respond to appropriate questions of shareholders. Such representatives will have an opportunity to make a statement at the Annual Meeting if they so desire.

                              SHAREHOLDER PROPOSALS

          SEC regulations permit shareholders to submit proposals for consideration at annual meetings of shareholders. Any such proposals for the Corporation's Annual Meeting of Shareholders to be held in 2000 must be submitted to the Corporation on or before November 12, 1999 and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that meeting.

                                  OTHER MATTERS

          The Board of Directors of the Corporation is not aware that any other matters are to be presented for action, but if any other matters properly come before the Annual Meeting, or any adjournments thereof, the holder of any proxy is authorized to vote thereon at his or her discretion.

          A copy of the Annual Report of the Corporation and the Bank for the year ended December 31, 1998 is being mailed to shareholders with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

          A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 (EXCLUDING EXHIBITS) WILL BE FURNISHED, WHEN AVAILABLE, WITHOUT CHARGE TO ANY SHAREHOLDER MAKING A WRITTEN REQUEST FOR THE SAME TO ANTHONY C. WEAGLEY, VICE PRESIDENT AND TREASURER, CENTER BANCORP, INC., 2455 MORRIS AVENUE, UNION, NEW JERSEY 07083.

                                        By Order of the Board of Directors



                                        John J. Davis
                                        President and Chief Executive Officer

Dated:  March 12, 1999

                                    APPENDIX

                              CENTER BANCORP, INC.

                            1999 STOCK INCENTIVE PLAN


         SECTION 1.  General Purpose of Plan.

          The name of this plan is the Center Bancorp, Inc. 1999 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable Center Bancorp, Inc. (the "Company") and other members of the Group (as defined below) to retain and attract executives and other key employees who contribute to the success of the Company and the Group by their ability and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

         SECTION 2.  Definitions.

          As used in this Plan the following terms have the meanings stated. The singular includes the plural, and the masculine gender includes the feminine and neuter genders, and vice versa, as the context requires. The word "person" includes any natural person and any corporation, firm, partnership or other form of association.

          (a) "Award Date" means the date on which an Incentive is awarded as specified by the Committee.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (d) "Committee" means a committee of two or more members of the Board, to which the Board has delegated the authority to administer the Plan under
Section 3.

          (e) "Common Stock" means the common stock, no par value, of the Company.

          (f) "Company" means Center Bancorp, Inc. and any successor thereto.

          (g) "Disability"  means a permanent and total disability as defined in
Section 22 of the Code.

          (h) "Fair Market Value" has the meaning stated in Section 8.12.

          (i) "Group" means the Company, each parent corporation to the Company, and each of the Company's subsidiaries, as these terms are defined in Sections 424(e) and 424(f) of the Code.

          (j) "Incentive Stock Option" means a stock option intended to qualify as an incentive stock option under Section 422 of the Code.

          (k) "Incentives" mean the economic incentives listed in Section 5.04 that may be awarded under this Plan.

          (l) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Commission.

          (m) "Non-Statutory Stock Option" means any Stock Option other than an Incentive Stock Option.

          (n) "Outside Director" means a director who (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code
Section 162(m) and regulations thereunder. For this purpose remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

          (o) "Participant" means an employee or director of any member of the Group to whom an Incentive has been awarded.

          (p) "Plan" means this Center Bancorp, Inc. 1999 Stock Incentive Plan, as the same may be amended from time to time.

          (q) "Qualified Person" means a Participant's legal guardian or legal representative or a deceased Participant's heir or legatee who has a legal right to or in respect of an Incentive of that Participant.

          (r) "Restricted Stock Award" means an award of Shares by the Company to the Participant at a price that may be below Fair Market Value, or without payment to the Company, but which are subject to restrictions on sale and other transfer and are subject to forfeiture.

          (s) "Share" means a share of Common Stock.

          (t) "Stock Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

          SECTION 3. Administration.

          3.01. The Committee. The Plan shall be administered by a Committee consisting of not less than two persons appointed by the Board from among its members. A person may serve on the Committee only if he or she is a Non-Employee Director and an Outside Director. Committee members shall serve at the pleasure of the Board.

          The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan, Stock Options and Restricted Stock Awards.

          In particular, the Committee shall have the authority:

               (i) to select the officers and other key employees of the Group to whom Stock Options and/or Restricted Stock Awards may from time to time be granted hereunder;


               (ii) to  determine  whether  and to what extent  Incentive  Stock
                    Options, Non-Statutory Stock Options and Restricted Stock Awards, or a combination of the foregoing, are to be granted hereunder; and

               (iii)to  determine  the terms and  conditions,  not  inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or Restricted Stock Award and/or the Shares relating thereto).

          The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

          All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

         SECTION 4.  Eligibility.

          4.01. Designation of Employees. All employees of any member of the Group, including officers and directors who are employees, are eligible to receive Incentives under the Plan. Directors and officers who are not employees of any member of the Group may not receive Incentives under the Plan.

          4.02. Participants. The Committee may consider any factor in selecting Participants and in determining the type and amount of their Incentives, including, but not limited to, (a) the current or anticipated financial condition of the Group, (b) the contributions by the Participant to the Group and (c) the other compensation provided to the Participant. The Committee's award of an Incentive to a person in any year shall not require the Committee to award any Incentive to that person in any other year.

          SECTION 5. Shares Subject to the Plan.

          5.01. Number of Shares. Subject to Section 8.07, the aggregate number of Shares which may be issued under the Plan shall not exceed 179,000 Shares.

          5.02. Expiration and Cancellation. If an Incentive granted under the Plan expires, is terminated or is otherwise canceled before exercise, that Incentive and the related shares of Common Stock shall not apply toward the limits provided in Section 5.01. If Shares issued or awarded under this Plan are forfeited, canceled, terminated or reacquired by the Company, those forfeited, canceled, terminated or reacquired Shares shall not apply toward the limits provided in Section 5.01 and shall be available again for the grant of Incentives.

          5.03. Maintenance of Stock. Shares issued under the Plan shall be authorized and unissued shares or shares of treasury stock. The Company shall always maintain the number of such Shares at least equal to a number of Shares for which Incentives have been granted and remain outstanding and unexercised.

          5.04. Types of Incentive. Incentives may be granted in any one or any combination of the following forms: (a) Non-Statutory Stock Options (Section 6);
(b) Incentive Stock Options (Section 6); and (c) Restricted Stock Awards (Section 7).


          SECTION 6. Stock Options.

          Each Stock Option granted under this Plan shall be subject to the following terms and conditions:

          6.01. Price. The option price per share shall be determined by the Committee; provided, however, that the option price shall not be less than the Fair Market Value on the Award Date of the Common Stock subject to the Stock Option.

          6.02. Number. The number of Shares subject to the Stock Option shall be determined by the Committee.

          6.03. Duration and time for exercise. The Award Date of a Stock Option shall be the date specified by the Committee, provided that such date shall not be before the date on which the Stock Option is actually awarded. The term of each Stock Option shall be determined by the Committee but shall not exceed ten
(10) years from the date of grant. Each Stock Option shall become exercisable at such time or times and in such amount or amounts during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any Stock Option. Unless otherwise specified by the

Committee, once a Stock Option becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation.

          6.04. Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice to the Company (Attention: Chief Financial Officer) at its principal office or to such transfer agent as the Company may designate. The notice shall identify the Incentive being exercised and shall contain such other information and terms as the Committee may require. The notice shall be accompanied by full payment of the purchase price for the Shares (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, by delivery of previously acquired Shares having a Fair Market Value equal on the date of exercise to the cash exercise price of the Stock Option, or (c) at the discretion of the Committee, by a combination of (a) and (b) above. As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the Stock Option one or more certificates for the Shares.

          6.05. Incentive Stock Options. Notwithstanding anything in this Plan to the contrary, the following additional provisions shall apply to the grant of Incentive Stock Options:

          (a) The aggregate Fair Market Value on the Award Date of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Group) shall not exceed $100,000;

          (b) All Incentive Stock Options must be granted within ten (10) years from the date on which the Plan was adopted by the Board;

          (c) Unless exercised sooner, each Incentive Stock Option shall expire no later than ten (10) years after the Award Date for that Incentive Stock Option;

          (d) No Incentive Stock Option shall be granted to any Participant who, at the time that option is granted, owns (within the meaning of Section 422 of the Code) stock having more than 10% of the total combined voting power of all classes of stock of the Company or any member of the Group, unless the option price is equal to at least 110% of the Fair Market Value of the Shares subject to the option on the Award Date and the option is not exercisable later than five years from the Award Date;

          (e) Each Incentive Stock Option agreement referred to in Section 8.05 shall contain or be deemed to contain all provisions required in order to qualify those Stock Options as incentive stock options under Section 422 of the Code, and the provisions of this Plan shall be interpreted and construed to effect such treatment under that Section.

          SECTION 7. Restricted Stock Awards.

          Restricted Stock Awards shall be subject to the following terms and conditions:

          7.01. Number of Shares. The number of Shares to be issued by the Company to a Participant under a Restricted Stock Award shall be determined by the Committee.

          7.02. Sale Price. The Committee shall determine the prices, if any, at which Shares issued under a Restricted Stock Award shall be sold to a Participant, which prices may vary from time to time and among Participants and which may be below the Fair Market Value of Shares at the date of sale. The Shares of restricted stock awarded at a price must be paid for (a) in United States Dollars in cash or by check, (b) at the discretion of the Committee, by delivery of Shares having a Fair Market Value equal on the purchase date to the purchase price or (c) at the discretion of the Committee, by a combination of
(a) and (b) above.

          7.03. Restrictions. All Shares issued under a Restricted Stock Award shall be subject to such restrictions as the Committee may determine, which may include, but not be limited to, any or all of the following:

          (a) a prohibition against the sale, transfer, pledge, encumbrance or other disposition of the Shares. Such a prohibition shall lapse at the time or times that the Committee may determine (whether, for example, in annual or more frequent installments, at the time of the death, disability or retirement of the Participant, or otherwise); and

          (b) a requirement that the Participant forfeit all or any part of those Shares if the Participant's employment is terminated during any period in which those Shares are subject to restrictions or if the Participant fails to satisfy performance criteria approved by the Committee.

          7.04. Certificates. Shares issued under a Restricted Stock Award shall be registered in the name of the Participant and held in the custody of the Company until the restrictions thereon lapse. Each certificate for those Shares shall bear a legend in substantially the following form:

               "The transfer of this certificate and the shares of Common Stock represented by it is subject to the terms and conditions (including conditions of forfeiture) contained in the Center Bancorp, Inc. 1999 Stock Incentive Plan (the "Plan") and an agreement entered into between the registered owner and Center Bancorp, Inc. (the "Company"). Copies of the Plan and agreement are on file in the office of the Secretary of the Company."

          7.05. End of Restrictions. After the restrictions have expired, certificates evidencing the Shares shall be delivered to the Participant free of the legend. The Shares, however, shall remain subject to any other restrictions stated in this Plan or in the agreement providing for that Incentive.

          7.06. Stockholder Rights. Subject to the terms and conditions of the Plan and any other restrictions determined by the Board and set forth in the agreement for the Restricted Stock Award, each Participant who receives Shares under a Restricted Stock Award shall have all of the rights of a stockholder during any period in which the Shares are subject to restrictions, including, but not limited to, the right to vote the Shares. Dividends on the Shares paid in cash or property shall be paid to the Participant. Dividends payable in Shares or other stock, however, shall be paid in restricted Shares subject to all provisions of this Section 7.

          SECTION 8. General.

          8.01. Effective date. This Plan shall be effective as of the date of its approval by the shareholders of the Company. If shareholder approval is not obtained within one year following the date the Plan is adopted by the Board, the Plan and any Incentives awarded thereunder shall be void ab initio.

          8.02. Duration. Unless the Plan is terminated earlier, the Plan shall terminate ten (10) years from the date on which the Plan is approved by shareholders of the Company. No Incentive or other rights under the Plan shall be granted thereafter. The Board, without further approval of the Company's stockholders, may at any time before that date terminate the Plan. After termination of the Plan, no further Incentives may be granted under the Plan. Stock Options granted before any such termination shall continue to be exercisable in accordance with the terms of the Option. Restricted Stock Awards granted before any such termination shall continue to vest in accordance with the terms of the Award.

          8.03. Non-transferability of Incentives; Exercise by Participant. No Incentive may be sold, pledged, assigned, encumbered, disposed of or otherwise transferred other than by will or the laws of descent and distribution. The Company shall not be required to recognize any attempted disposition by any Participant or Qualified Person. During a Participant's lifetime, such Participant's Stock Options are only exercisable by such Participant.

          8.04. Effects of Death, Disability, Termination of Employment. Notwithstanding any provision to the contrary herein or in any Incentive Agreement, the following provisions shall apply with respect to Stock Options held by a Participant at the termination of such Participant's employment with members of the Group in the event that such Participant's employment terminates as a result of death or Disability:

               (a) If such employment terminates as a result of death, the Participant's estate shall have the right to exercise the Participant's Stock Options for a period ending on the earlier of the expiration dates of such Stock Options or one year from the date of termination of employment, provided that such Stock Options shall be exercisable by such estate only to the extent exercisable on the date of termination of employment.

               (b) If such employment terminates as a result of Disability, the Participant shall have the right to exercise his Stock Options for a period ending on the earlier of the expiration dates of such Stock Options or one year from the date that the Participant is notified that he will no longer be employed by any member of the Group (the "Notification Date"), provided that such Stock Options shall be exercisable by the Participant after termination of employment only to the extent exercisable on the Notification Date.

               (c) If such employment terminates for any reason other than death or Disability, the Participant shall have the right to exercise his Stock Options for a period ending on the earlier of the expiration dates of such Stock Options or ninety days from the date of termination of employment, provided that such Stock Options shall be exercisable by the Participant after termination of employment only to the extent exercisable on the date of termination of employment.

          8.05. Incentive Agreements. The terms of each Incentive shall be stated in an agreement between the Company and the Participant in a form approved by the Committee. The Participant must execute and deliver the agreement to the Company as a condition to the effectiveness of the Incentive. All such agreements may contain all terms and conditions as the Committee considers advisable that are not inconsistent with the Plan, including, but not limited to, transfer restrictions, rights of first refusal, forfeiture provisions, representations and warranties of the Participant and provisions to ensure compliance with all applicable laws, regulations and rules as provided in
Section 8.06.

          8.06. Compliance with Law. The Company may determine, in its sole discretion, that it is necessary or desirable to list, register or qualify (or to update any listing, registration or qualification of) any Incentive or the Shares issuable or issued under any Incentive or this Plan on any securities exchange or under any federal or state securities law, or to obtain consent or approval of any governmental body as a condition of, or in connection with, the award of any Incentive, the issuance of Shares under any Incentive or this Plan, or the removal of any restrictions imposed on such Shares. If the Company makes such a determination, the Incentive shall not be awarded or the Shares shall not be issued or the restrictions shall not be removed, as applicable, in whole or in part, unless and until the listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company's obligation to sell or issue Shares under an Incentive is subject to compliance with all applicable laws and regulations. The Committee, in its sole discretion, shall determine whether the sale and issue of Shares is in compliance with all applicable laws and regulations.

          8.07. Adjustment. If the outstanding Shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of securities or dividend payable in corporate securities, then an appropriate adjustment shall be made by the Board in the number, kind and/or price of Shares for which Incentives may be granted under the Plan. In addition, the Board shall make appropriate adjustment in the number, kind and/or price of Shares as to which outstanding Incentives, or portions thereof then unexercised, shall be exercisable. In the event of any such adjustment, the exercise price of any Stock Option, the performance objectives, restrictions or other terms and conditions of any Incentive and the Shares issuable under any Incentive shall be adjusted as and to the extent appropriate, in the sole and absolute discretion of the Board, to provide each Participant with substantially the same relative rights before and after such adjustment to the extent practical.

          8.08. Withholding.

          (a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition to any award, payment or issuance of Shares under the Plan any taxes required to be withheld by Federal, state or local law. Whenever a Participant is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with a distribution of Shares or upon exercise of a Stock Option, the Participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution that number of Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on the Fair Market Value of the Shares on the date on which the amount of tax to be withheld is determined ("Tax Date").

          (b) Each Election must be made before the Tax Date. The Committee may disapprove any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make an Election shall not apply to that Incentive. An Election is irrevocable.

          8.09. No Right to Continued Employment. No Participant under the Plan shall have any right to continue in the employ of the Company or any member of the Group for any period of time because of his or her participation in the Plan.

          8.10. No Right as Stockholder. No Participant or Qualified Person shall have the rights of a stockholder with respect to the Shares covered by an Incentive unless a stock certificate is issued to that person for the Shares. No adjustment shall be made for cash dividends or similar rights for which the record date is before the date on which such stock certificate is issued.

          8.11. Amendment of the Plan. The Board may amend the Plan from time to time in such respects as the Board deems advisable. No such amendment, however, shall (a) change or impair an Incentive without the consent of the Participant or Qualified Person holding that Incentive, or (b) without the prior approval of the Company stockholders (i) increase the limits provided in Section 5.01 (except by adjustment under Section 8.07), (ii) change the class of persons eligible to receive Incentives under the Plan, or (iii) make any other change that requires approval of the Company stockholders under applicable law or to preserve the treatment of the Incentive Stock Options as such under Section 422 of the Code.

          8.12. Definition of Fair Market Value. Whenever "Fair Market Value" of Common Stock is to be determined for purposes of this Plan, it shall be determined as follows:

          (a) If the Common Stock is publicly traded at the time Fair Market Value is to be determined under the Plan, "Fair Market Value" shall mean the average of the highest and lowest sales prices on the date of determination on the over-the-counter market as reported by NASDAQ or, if the Common Stock is then traded on a national securities exchange, the average of the highest and lowest sales prices on that date on the principal national securities exchange on which it is so traded; or

          (b) If the Common Stock is not publicly traded at the time Fair Market Value is to be determined under the Plan, "Fair Market Value" shall be determined in good faith from time to time by the Committee.

          8.13. Acceleration; Exercise. Notwithstanding anything to the contrary set forth in the Plan, in the event that (x) the Company should adopt a plan of reorganization pursuant to which (i) it shall merge into, consolidate with, or sell substantially all of its assets to, any other corporation or entity or (ii) any other corporation or entity shall merge into the Company in a transaction in which the Company shall become a wholly-owned subsidiary of another entity, or
(y) the Company should adopt a plan of complete liquidation, then (I) all Stock Options granted hereunder shall be fully exercisable upon consummation of such event  and (II)  the  Company  may give a  Participant  written  notice  thereof requiring such Participant either (a) to exercise his or her Stock Options within thirty days after receipt of such notice, including all installments whether or not they would otherwise be exercisable at that date, (b) in the event of a merger or consolidation in which shareholders of the Company will receive shares of another corporation, to agree to convert his or her Stock Options into comparable options to acquire such shares, (c) in the event of a merger or consolidation in which shareholders of the Company will receive cash or other property (other than capital stock), to agree to convert his or her Stock Options into such consideration (in an amount representing the appreciation over the exercise price of such Stock Options) or (d) to surrender such Stock Options or any unexercised portion thereof.

          8.14 Investment Letter. If required by the Committee, each Participant shall agree to execute a statement directed to the Company, upon each and every exercise by such Participant of any Stock Options, that shares issued thereby are being acquired for investment purposes only and not with a view to the distribution thereof, and containing an agreement that such shares will not be sold or transferred unless either (1) registered under the Securities Act of 1933 and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel. If required by the Committee, certificates representing shares of Common Stock issued upon exercise of Stock Options shall bear a restrictive legend summarizing the restrictions on transferability applicable thereto.

          8.15. Fractional and Minimum Shares. In no event shall a fraction of a Share be purchased or issued under the Plan without Board approval. The Committee may specify a minimum number of Shares for which each Stock Option must be exercised.

          8.16. Application of Funds. The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

          8.17. Other Incentives and Plans. Nothing in this Plan shall prohibit any member of the Group from establishing other employee incentives and plans.

          8.18. Governing Law. The validity and construction of the Plan and of each agreement evidencing Incentives shall be governed by the laws of the State of New Jersey, excluding the conflict-of-laws principles thereof.